Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Annual Report on Form 10-K of National Research Corporation (the “Company”) for the year ended December 31, 2024 (the “Report”), I, Michael D. Hays, Chief Executive Officer and President of the Company, and I, Linda A. Stacy, Interim Principal Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael D. Hays
Michael D. Hays
Chief Executive Officer and President

/s/ Linda A. Stacy
Linda A. Stacy
Interim Principal Financial Officer

Date: March 17, 2025

A signed original of this written statement required by Section 906 has been provided to National Research Corporation and will be retained by National Research Corporation and furnished to the Securities and Exchange Commission or its staff upon request.